A United States Junior
Mining & Exploration
Company Focused in
West Africa
Pitchbook
Q4 2011

Forward-Looking Statements
Stock symbol: ORAC.ob | www.OracoResources.com
Certain statements, included in this presentation, contain some statements that are other than purely historical information, including, but not limited to: estimates, projections, statements relating to our business plans, objectives, expected operating results, the assumptions upon which those statements are based, and all other like speculative and/or indefinite statements, are
“forward-looking” statements. Forward-looking statements are identified by words such as: “believes,” “project,” “expects,”
“anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and any and all other similar expressions that are speculative and/or indefinite. We consider our statements regarding the perceived benefits of reaching production targets and its impact on shareholder value, and the anticipated revenues from the minerals found to be forward-looking. Forward-looking statements are based on current expectations and assumptions, and are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, changes in political climate, availability of capital, interest rates, competition, and changes in generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, can be found at our website
www.OracoResources.com  and in our filings with the SEC.
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Overview: Oraco’s Current Holdings and Activities
Stock symbol: ORAC.ob | www.OracoResources.com
Gold, diamond, precious mineral and natural resource
concessions.
Presently operational diamond, precious mineral and
precious metal buy/sell program.
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Gold dust and bars
Uncut diamonds

Stock symbol: ORAC .ob | www.OracoResources.com
Overview (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Both Oraco Resources, Inc. (Canada) and JYORK
Industries, Inc. (Sierra Leone) are wholly owned
subsidiaries of Oraco Resources, Inc. (United States),
who operates both corporations.
Common stock trading on the OTC Bulletin Board
under the trading symbol: “ORAC.ob”.
Subsidiaries:
Oraco Resources, Inc.
A Canadian corporation
and
JYORK Industries, Inc.
A Sierra Leone corporation
Stock Symbol:
ORAC.ob
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Overview (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Chris Butchko (1st from right), Charles Huggins (2nd
from right), and business associates at one of our
mining sites in the Kono District of Sierra Leone.
West African governments, and Sierra Leone in
particular, are expanding their economies through
traditional and universally accepted financial strategies.
This approach will both enrich these countries and
regain confidence in their stability.
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Objectives
Stock symbol: ORAC.ob | www.OracoResources.com
▪ Expand the gold, diamond and other natural resource buy/sell program utilizing both the existing capital and the revenues generated from the operation of the program.
▪ Secure additional capital to both expand the existing artisanal mining and commence the process that will enable Oraco to develop the concessions using mechanized mining techniques.
▪ Institute Oraco's own abilities to cut and polish gem quality diamonds and other precious minerals, which will exponentially increase the value of these items.
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Current Business
Stock symbol: ORAC.ob | www.OracoResources.com
▪ The program is operated throughout West Africa using
 Oraco's wholly owned subsidiary JYORK.
▪ JYORK buys gold and diamonds from artisanal miners at
 fair wholesale prices .
▪ JYORK pays local taxes and fees to appropriate
 governmental authorities, such as Sierra Leone's Gold and
 Diamond Office, and verifies that all purchases strictly
 adhere to all internationally established procedures, such
 as the Kimberly Process. These purchases and tax and fee
 payments have the ancillary effect of contributing to the
 local economies and positively effecting each country's
 GNP.
▪ Oraco arranges the exportation of the product to the US or other vibrant marketplaces, where the product is then sold
 at the highest prevailing rates.
Diamond and Gold Buy/Sell
Program
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Rice Distribution

Current Business (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Initial statistics and production targets:
▪ Interest in the Concession: Division of Net Revenues
 ("Net Revenues" being the gross value of recovery as
 determined by governmental agencies less every and all
 costs incurred in connection with the recovery and
 evaluation of the product) at 70% to Oraco's wholly owned
 subsidiary, JYORK, and 30% to the Gbense Chiefdom.
▪ Location: Kono District of Sierra Leone.
▪ Size: Estimated at 54.2 Million tons of diamondiferus
 gravel.
▪ Targeted Commencement of Operations:
 Q3 2011.
▪ Description: Alluvial.
▪ Estimated Potential: Possibility of 2,500 carats of
 diamonds and 500 ounces of gold may be recovered within
 12 months of a trial mining program's starting date.
Mining:
Tailings Number 5
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Current Business (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Initial statistics and production targets:
▪ Interest in the Concession: Division of Net Revenues
 ("Net Revenues" being the gross value of recovery as
 determined by governmental agencies less every and all
 costs incurred in connection with the recovery and
 evaluation of the product) at 70% to Oraco's wholly owned
 subsidiary, JYORK, and 30% to Baysuagung-Gbeya
 Cooperative Mining Society.
▪ Location: Pujehun district of Sierra Leone.
▪ Size: 57 sq kilometers total surface area.
▪ Targeted Commencement of Operation: pending
 geological testing.
▪ Description: Alluvial diamond property.
▪ Estimated Potential: Significant possibility of recovery of large stones of high quality and gold mineralization.
Mining:
Zimmi
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Current Business (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Initial statistics and production targets: Not yet determined
▪ Interest in the Concession: Division of Net Revenues at 69% to
 Oraco’s wholly owned subsidiary JYORK, and 31% to the Nimikoro
 Chiefdom.  (Net Revenue being gross value of recovery as
 determined by governmental agencies less every and all costs incurred in connection with the recovery and evaluation of the product.
▪ Location: Kono District, Nimikoro Chiefdom, southwest of Koidu.
▪ Size:  Approximately 500 Acres.
▪ Targeted Commencement of Operation:  Pending survey of
 specific metes and bounds of the site, which has been commenced, and geological testing.
▪ Description: Alluvial and artisanal diamond and gold property.
▪ Estimated Productivity:  Significant potential for recovery of relatively numerous high quality large stones and gold mineralization, indicated by activities on other sites in the near area.
Mining:
Nimini Hills
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Current Business (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Initial Statistics and Production Targets: Not yet determined
▪ Interest in the Concession: Division of Net Revenues at 50%
 to Oraco’s wholly owned subsidiary JYORK, and 50% to the
 Boroma Gbense Chiefdom.  (Net Revenue being gross value of
 recovery as determined by governmental agencies less every
 and all costs incurred in connection with the recovery and
 evaluation of the product).
▪ Location: Northwest of the city of Koidu in the Kono District.
▪ Size:  Approximately 10 acres.
▪ Targeted Commencement of Operation: Within 60 days.
▪ Description:  Washing of previously retrieved stone and
 additional artisanal and alluvial mining.
▪ Estimated Productivity:  Relatively strong  potential for
 recovery of high quality large stones and gold mineralization, indicated by previous nominal activities on the site.
Mining:
Boroma
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The Ask
Stock symbol: ORAC.ob | www.OracoResources.com
US $10 Million by way of a private placement (Reg D
506) of stock priced at $1.00 per share of common
stock.
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Use of Funds
Stock symbol: ORAC.ob | www.OracoResources.com
▪ Finance the general working capital needs of the Company.
▪ Commencement of reprocessing at “Tailings 5”.
▪ Undertake survey of metes and bounds and geological and geophysical examination of "Nimini Hills".
▪ Continue washing of existing excavated material and expand operations at "Boroma".
▪ Commencement of geological and geophysical examinations at ”Zimmi”.
▪ Support other of the Company’s concessions.
▪ Expand the current gold and diamond Buy/Sell operation.
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Company Organization
Stock symbol: ORAC.ob | www.OracoResources.com
Management Compensation
▪ Management has committed to receiving limited
 salaries until the company’s gross revenues exceed
 expenditures. We hope this is achieved quickly by
 using the Buy/Sell program profits to cover the
 General and Administrative expenses. As the
 operations at Tailings No 5 commences, and the
 operations at Boroma continue, the revenues from
 this will also be used to cover the General and
 Administrative expenses of the organization.
Management
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Bradley C. Rosen Esq
President, CEO and
Director
Anne L. Thomas
Controller, Secretary,
Treasurer and Director
Chris Butchko
EVP, COO and
Director

Founder
Stock symbol: ORAC.ob | www.OracoResources.com
Charles Huggins, Chief Executive Consultant
Charles Huggins has conducted business over the past 20 years throughout
Africa. He has developed strong relationships with government officials and influential businessmen throughout numerous countries such as Sierra Leone,
Liberia, Guinea, Ghana and Botswana.  Mr. Huggins has also entered into a long term agreement with Oraco.
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.

Management and Board of Directors
Stock symbol: ORAC.ob | www.OracoResources.com
Bradley C. Rosen, Esq., President , CEO, and Director
Mr. Rosen has been a practicing attorney for 20 years. He received a B.A. from Case
Western Reserve University, Cleveland, Ohio, in June of 1985 and his J.D. from Benjamin
N. Cardozo School of Law in New York in 1988. Mr. Rosen specializes in intellectual properties, general litigation and general corporate matters. He has published several articles for West Publications concerning litigation of intellectual properties. Mr. Rosen also represented clients in several international financing transactions, international contract negotiations and enforcements. He also has represented clients in such areas as corporate management, mergers and public offerings.
Chris Butchko, Executive Vice President , Chief Operating Officer and Director
Mr. Butchko has been in the marketing industry for over 20 years. He was the National
Marketing Director and the Regional Vice President for two major resort marketing companies that grossed over 100 million dollars per year. He was also the President of a public company that was involved with finance, energy, distribution and entertainment.
Chris specializes in creating acquisitions with select synergistic companies to rapidly expand and integrate their business. Chris has been involved with Africa for more than seven years and has been engaged in feeding programs and other humanitarian efforts there. Chris is married with three beautiful children and resides in Southern California.
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Management and Board of Directors (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Anne L. Thomas, Controller, Secretary, Treasurer, and Director
Ms. Thomas studied Business Administration at the New School in New York City, which garnered her a position at one of the largest record and publishing companies in the United
States for the past 25 plus years. Anne directed and oversaw day to day operations and interacted with major companies such as Capitol EMI, Sony Entertainment, RCA and
Universal/Fontana. This included staffing the offices in both New York and Los Angeles in which the employees reported to her directly and maintaining the financial records for these projects. For the past 20 years Anne has worked with numerous international countries such as Botswana, Liberia, Guinea, Sierra Leone and Equatorial Guinea.
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Management and Board of Directors (cont’d)
Stock symbol: ORAC.ob | www.OracoResources.com
Nellie M. Varner, Ph.D., Special Advisor to the Board
Dr. Nellie Varner brings a long and distinguished career as an educator, business woman, and public servant. She received the Ph.D. degree from the University of Michigan with a specialty in Russian and East European Politics. As part of her graduate program, she did field work in the Soviet Union and, upon graduation, served ten years on the faculty at the
University of Michigan in the Department of Political Science and as an administrator in central, undergraduate and graduate administrative levels. She has also held post-
doctorate appointments as a Research Associate and Research Fellow at Harvard
University in the Russian Research Center and Center for International Affairs,
respectively.
Dr. Varner enjoys an outstanding business career as a broker specializing in investment real estate. She was a co- founder of the Atwater Casino Group and a member of the
Board of Directors of Detroit Entertainment, LLC where she played a major role in establishing the gaming industry in Detroit. Prior to these ventures, she headed an investment group that owned the Taco Bell fast food franchise rights for the entire City of
Detroit. She has received many honors and citations for service and has served on numerous civic boards including 16 years on the Board of Regents of the University of
Michigan. She is listed in Who's Who Among Black Americans, Who's Who of American
Women. Who's Who in Commercial and Residential Real Estate, and-The World’s Who’s
Who of Women.
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